UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Saw Mill River Road, Ardsley, NY		10502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (914) 347-4300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.001)	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Acorda Therapeutics, Inc.  (the “Company”) is reporting that its board of directors (the “Board”) has accepted Barry Greene’s resignation from the Board. As previously disclosed, at the Company’s 2021 Annual Meeting of Stockholders held on June 2, 2021 (the “Annual Meeting”), the votes withheld from Barry Greene’s re-election to the Company’s Board exceeded the votes cast in favor of his re-election. The Company believes the vote was attributable to investor perception that Mr. Greene was over-boarded given the number of other public company boards on which he serves as a director in light of his service as the Chief Executive Officer of another public company. Accordingly, pursuant to the majority vote provisions of the Company’s Bylaws, Mr. Greene had tendered his conditional resignation for the Board’s consideration.

Under the procedures set forth in the Company’s Bylaws, the Nominations and Governance Committee of the Board (the “Committee”) considered Mr. Greene’s resignation in light of the number of other public company boards on which he serves as a director and prior discussions with Mr. Greene about his desire to reduce his board commitments given his responsibilities as a full time Chief Executive Officer. After considering the resignation and these factors, the Committee recommended to the Board that it accept Mr. Greene’s resignation, and on August 20, 2021, the Board accepted Mr. Greene’s resignation effective immediately. Mr. Greene did not participate in the deliberations of the Nominations and Governance Committee or the Board with respect to their consideration of his resignation.

The Company is also reporting that on August 22, 2021, Catherine D. Strader, Ph.D., notified the Company of her decision to resign as a member of the Board, effective immediately. Dr. Strader indicated that she made the decision to resign from the Board because she does not believe she can continue devoting the time and attention that membership on the Board would require, owing to other professional and personal interests that she is pursuing. Dr. Strader also indicated that her decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company wishes to express its appreciation to Mr. Greene and Dr. Strader for their dedicated service and significant contributions to the Company since joining the Board in 2007 and 2017, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

August 23, 2021	By:	/s/ Robert Morales
Name: Robert Morales
Title: Vice President, Finance and Controller and interim principal financial and accounting officer